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                                                                EXHIBIT 10.28


                                        April 26, 1995



Mr. Joseph M. Tucci
10 Mountain Laurel Drive
Unit No. 604
Nashua, NH 03060

        RE: Second Amendment to March 9, 1993 Agreement

Dear Joe:

        This letter constitutes a second amendment to the March 9, 1993 letter between Wang Laboratories, Inc. ("WLI") and you relative to your employment by WLI as its Chief Executive Officer (the "Employment Letter"), as amended on June 22, 1994. WLI has agreed with you that the Employment Letter is amended as follows:

        The provisions of paragraph 6 of the Employment Letter shall be replaced and superseded in total by the following:

6.      SEVERANCE
        ---------

        For the purpose of this Paragraph 6, your Anticipated Annual Compensation shall be $816,000. If your employment is terminated by WLI prior to the Termination Date, or if you cease to be the Chief Executive Officer and Chairman of the Board of the Company, or there is an adverse change in your compensation (other than a change in benefits generally applicable to all officers under paragraphs 4, 5 and 7 herein), or there is a significant relocation of your employment without your consent, and you choose to resign, WLI shall pay to you:

            (a) immediately upon termination or resignation, a lump sum payment equal to 12 months of your Anticipated Annual Compensation ($816,000), plus

            (b) commencing one month after termination or resignation and ending 12 months thereafter, 12 equal monthly payments of $136,000, each consisting of one-twelfth (1/12) of twice your Anticipated Annual Compensation.

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Mr. Joseph M. Tucci
April 26, 1995
Page 2



            A "significant relocation" shall mean a relocation to such place of business as makes your commutation from your then residence either impractical or unduly burdensome.

The Employment Letter is hereby ratified and confirmed except as expressly modified herein.

                                        WANG LABORATORIES, INC.



                                        By:   /s/ Frederick A. Wang
                                            ---------------------------
                                            Frederick A. Wang
                                            Member, Organization,
                                            Compensation & Nominating
                                            Committee

Agreed to:


/s/ Joseph M. Tucci
------------------------
Joseph M. Tucci